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                                                                    Exhibit 21.1
                               ARCADIA FINANCIAL LTD.

                                    SUBSIDIARIES



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                                            State of       Number of   Percent of Date of
                                            Incorporation  Shares      Ownership  Incorporation
 Arcadia Receivables Financing Corporation  MN             1,000       100%       2/25/92
 Arcadia Receivables Capital Corp.          DE              100        100%       6/25/92
 Arcadia 1992-B Receivables Capital Corp.   DE              100        100%       9/17/92
 Arcadia Receivables Marketing Corporation  MN             1,000       100%       10/16/92
 Arcadia Receivables Finance Corp.          DE              100        100%       2/3/93
 Arcadia First GP Inc.                      DE              100        100%       8/11/93
 Arcadia Second GP Inc.                     DE              100        100%       8/11/93
 Arcadia Receivables Finance Corp. II       DE              100        100%       12/22/95
 Arcadia Receivables Finance Corp. III      DE              100        100%       10/15/97
 Arcadia Receivables Conduit Corp.          DE              100        100%       11/27/96
 Arcadia Receivables Finance Corp. IV       DE              100        100%       9/16/98
 Arcadia Receivables Finance Corp. V        DE              100        100%       10/7/98

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